POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, RUNKEL FUNDS, INC., a corporation organized under the laws of the State of Maryland (hereinafter referred to as the 'Fund'), periodically will file pre-and post-effective amendments to its Registration Statement on Form N-1A with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

         WHEREAS, the undersigned is a director of the Fund;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Thomas J. Runkel and Dee Anne Sjogren, and each of them, his attorneys for him and in his name, place and stead, and in his office and capacity in the Fund, to execute and file any amendment(s) to the Fund's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17_ day of October, 2003.


                                              ______________/s/_________________
                                              Laura Foster Fergerson



STATE OF CALIFORNIA                 )
                                    )
COUNTY OF San Mateo                 )
          ----------------------

     On October 17, 2003, before me appeared Laura Foster Fergerson, known to me personally, and stated that he executed the foregoing instrument for the purposes therein contained, by signing his name.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.



                  (NOTARIAL SEAL)                     Notary Public

                                                                /s/

                                                      My Commission expires: